Exhibit 10.113

SEVERANCE AGREEMENT

This Severance Agreement is entered into as of the 10th day of August, 2005 by and between IGI, Inc. (the "Company), a Delaware corporation, and Frank Gerardi (the "Employee").

W I T N E S S E T H

WHEREAS, the Employee is the Chief Executive Officer and Chairman of the Board of Directors of the Company; and

WHEREAS, the Company desires to grant to the Employee the right to receive the Severance Package (as hereinafter defined) upon the occurrence of certain events as set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Severance Package. Upon the occurrence of any of the events set forth in Sections 2, 3, or 4 of this Agreement, the Company shall provide the Employee with the following benefits (the "Severance Package"):

a. $150,000, payable in a lump sum, or in regular payroll payments until paid in full;

b. a lump sum payment for any unused accrued vacation days for that calendar year; and

      c.    continued coverage under the Company's existing health and benefit plans for a one (1) year period from the date that written notice of termination is given. This period will be counted as part of the continuation period under COBRA.

The Company will pay the Employee the amounts specified in Sections 1(a) and (b) above within two (2) weeks after Employee's last day of employment.

      2.    Company's Termination of Employment. If the Employee's employment with the Company is terminated by the Company for any reason other than for Cause (as hereinafter defined), the Employee shall receive the Severance Package set forth in Section 1 above.

      "Cause" shall be limited to (i) willful malfeasance, willful misconduct or gross negligence by the Employee in connection with his employment in a matter of material importance to the conduct of Company's affairs which has a material adverse affect on the business of Company, (ii) continuing refusal by the Employee to perform his duties hereunder, as defined by the Board of Directors of the Company, which continues for thirty (30) days after notice of any such refusal to perform such duties or directions as given to the Employee by the Board of Directors, (iii) any material breach of this Agreement by the Employee, which

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continues for thirty (30) days after notice of any such material breach is given to the Employee by the Board of Directors, (iv) conduct which, in the reasonable business judgment of the Board of Directors, tends to damage the reputation or goodwill of the Company and/or its corporate affiliates, or would tend to damage such reputation or goodwill were the Employee to remain associated with Company; or (v) the indictment or conviction of the Employee for commission of a crime. For purposes of this subsection, no act or failure to act on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee, not in good faith and without reasonable belief that his action or omission was in the best interest of Company.

      3.    Employee's Termination of Employment. If the Employee's employment with the Company is terminated by the Employee for Good Reason (as hereinafter defined), the Employee shall receive the Severance Package set forth in Section 1 above.

      "Good Reason" shall mean a termination of employment by the Employee following, without the Employee's express prior written consent, any material diminution in the Employee's duties, status, offices, reporting requirements, or job title, except in connection with termination of the Employee's employment for Cause.

4. Change of Control. Immediately upon the occurrence of any of the following events, the Employee shall receive the Severance Package set forth in Section 1 above.

      (a)    the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 75% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities");

      (b)    a reorganization, merger, consolidation, share exchange or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 75% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

(c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

5. General Provisions.

      a.    Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

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If to the Company:	IGI, Inc

Carlene Lloyd
105 Lincoln Ave
Buena, NJ 08310

If to the Employee:

Frank Gerardi
149 West Village Way
Jupiter, FL 33458

      b.    Severability. In the event any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, whenever possible, each provision of this Agreement will be interpreted or modified to the extent necessary to be effective and valid under applicable law, it being intended that the parties shall receive the benefits contemplated herein to the fullest extent permitted by law. If, however, a deemed interpretation or modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

c. Interpretation. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting the Agreement.

      d.    Complete Agreement. This Agreement constitutes the complete agreement and understanding among the parties relating to this subject matter and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

e. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

      f.    Choice of Law: Jurisdiction. The corporate law of the State of New Jersey will govern all questions concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. The parties hereby: (a) submit to the jurisdiction of any state or federal court sitting in New Jersey in any action or proceeding arising out of or relating to this Agreement; (b) agree that all claims in respect of such action or proceeding may be heard or determined in any such court; (c) waive, to the fullest extent permitted by applicable law, any right they may have to a trial by jury in respect of any litigation directly or indirectly arising out of; under or in connection with this Agreement; and (d) agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. The Employee hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. The parties hereby agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

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      g.    Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

      h.    Amendment and Waiver. The provisions of this Agreement may not be amended, modified and/or waived without the prior written consent of an officer of the Company's Board of Directors (other than Employee) and the Employee. No oral amendment, modification or waiver will be effective under any circumstances whatsoever.

      i.    No Waiver. A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy, which such party would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of any party hereto, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

j. Offset. Whenever the Company is to pay any sum to the Employee any amounts that the Employee owes to the Company may be deducted from that sum before payment.

      k.    Indemnification and Reimbursement of Payments on Behalf of the Employee. The Company shall be entitled to deduct or withhold from any amounts owing from the Company to the Employee any federal, state, provincial, local or foreign withholding taxes, excise taxes, or employment taxes imposed with respect to the Employee's compensation or other payments from the Company or the Employee's ownership interest in the Company, including, but not limited to, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock, to the extent required by applicable law.

l. Attorneys' Fees. Each side will bear its own attorneys' fees in any dispute unless a statutory section at issue, if any, authorizes the award of attorneys' fees to the prevailing party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

IGI, INC.

By:	/s/ Carlene Lloyd

Name:	Carlene Lloyd
Title:	Vice President Finance

By:	/s/ Frank Gerardi

Name:	Frank Gerardi
Title:	Chairman & Chief Executive Officer

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